Exhibit 99.1

ACHILLION ANNOUNCES PROPOSED SECONDARY OFFERING OF

COMMON STOCK

NEW HAVEN, Conn. – November 14, 2017 – Achillion Pharmaceuticals, Inc. (“Achillion”) (NASDAQ: ACHN) today announced that Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”), an existing stockholder of Achillion, intends to offer for sale in an underwritten public offering 18,367,346 shares of Common Stock of Achillion, which constitutes all of JJDC’s equity position in Achillion. Achillion will not sell any shares or receive any proceeds from the offering, and the total number of shares of its outstanding common stock will not change as a result of the offering.

Goldman Sachs & Co. LLC and Leerink Partners LLC are acting as the joint book-running managers for the proposed offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The public offering will be made pursuant to a shelf registration statement, including a prospectus, on Form S-3 (File No. 333-216197) that was filed by Achillion with the Securities and Exchange Commission (the “SEC”) on February 23, 2017 and declared effective on April 28, 2017, and a preliminary prospectus supplement related to the offering. The preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement related to the offering and the accompanying prospectus may be obtained by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526 or email: prospectusgroup-ny@ny.email.gs.com or Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6132, email: syndicate@Leerink.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Offers will be made only by means of a prospectus supplement and the accompanying prospectus forming a part of the registration statement.

About Achillion Pharmaceuticals, Inc.

Achillion is a science-driven, patient-focused company seeking to leverage its strengths across the continuum from discovery to commercialization in its goal of providing better treatments for people with serious diseases.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding Achillion’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” ‘should,” “will” and “would” or similar words. Forward-looking statements in this press release include, without limitation, statements regarding the completion of the offering. Important factors could cause actual results to differ materially from these forward-looking statements, including market conditions as well as risks and uncertainties associated with Achillion’s business, including those risks and uncertainties described in “Risk Factors” in Achillion’s preliminary prospectus supplement and in “Risk Factors” and elsewhere in Achillion’s annual report on Form 10-K for the year ended December 31, 2016, and Quarterly Report for the quarter ended September 30, 2017, each of which has been filed with the SEC, as well as in other filings that Achillion periodically makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Achillion anticipates that subsequent events and developments will cause its views to change. While Achillion may elect to update these forward-looking statements at some point in the future, Achillion expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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